                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       Loral Space & Communications Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[LORAL logo]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              AND PROXY STATEMENT

                                  MAY 16, 2000
                            ------------------------

        The Annual Meeting of Shareholders of Loral Space & Communications Ltd. ("Loral" or the "Company") will be held in the Grand Salon, The Essex House, 160 Central Park South, New York, New York 10019, at 1:30 P.M., on Tuesday, May 16, 2000 for the purpose of:

        1. Electing to the Board three Class I directors whose terms have expired;

        2. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000; and

        3. Transacting any other business which may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 31, 2000 as the date for determining shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

        All shareholders are cordially invited to attend. Those who do not expect to be present are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed postage prepaid envelope.

        This Proxy Statement and accompanying proxy will be first mailed to you and to other shareholders of record on or about April 14, 2000.

                                          By Order of the Board of Directors

                                          /s/ BERNARD L. SCHWARTZ

                                          BERNARD L. SCHWARTZ
                                          Chairman of the Board of Directors

April 13, 2000

                              QUESTIONS & ANSWERS

WHY DID I RECEIVE THIS
PROXY? We have sent you this Notice of Annual Meeting and Proxy Statement and proxy card because our Board of Directors is soliciting your proxy to vote at our Annual Meeting of Shareholders on May 16, 2000 (the "Annual Meeting"). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.

WHAT IS A PROXY?           A proxy is a person you appoint to vote on your
                           behalf. We are soliciting proxies so that all shares of our common stock may be voted at the Annual
                           Meeting.

WHO IS ENTITLED TO VOTE?   You may vote if you owned common stock as of the
                           close of business on March 31, 2000. On March 31,
                           2000, there were 295,442,287 shares of our common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting.

WHAT AM I VOTING ON?       You will be voting on the following:
                           - To elect three Class I Directors;
                           - To ratify Deloitte & Touche LLP as our independent auditors; and
                           - To transact any other business which may properly
                             come before the Annual Meeting.

HOW DO I VOTE?             All shareholders may vote by mail. To vote by mail,
                           please sign, date and mail the enclosed proxy card in the postage prepaid envelope provided.

                           If you hold your shares in the name of a bank or broker, you may be able to vote by telephone or over the Internet. Please follow the directions on your proxy card.

                           If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 31, 2000, the record date for voting. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, WE ENCOURAGE YOU TO VOTE YOUR SHARES BY PROXY.

HOW MANY VOTES DO I
HAVE? Each share of our common stock that you own entitles you to one vote.

BY COMPLETING AND
RETURNING THE PROXY
CARD,
WHO AM I DESIGNATING AS
MY
PROXY? You will be designating Bernard L. Schwartz, our Chairman of the Board and Chief Executive Officer, Eric J. Zahler, our President and Chief Operating Officer, and Robert B. Hodes, a member of our Board of Directors, as your proxies.

HOW WILL MY PROXY VOTE
MY
SHARES? Your proxy, when properly executed, will be voted according to the instructions you have indicated.

WHAT IF I RETURN MY
PROXY
BUT DO NOT MARK IT TO
SHOW
HOW I AM VOTING?           If no direction is indicated, your proxy will be
                           voted "FOR" the election of all Class I nominees to the Board of Directors and "FOR" proposal 2.

CAN I CHANGE MY VOTE
AFTER
I RETURN MY PROXY CARD?    You can change your vote by revoking your proxy at
                           any time before it is exercised in one of three ways:
                           - Notify our Corporate Secretary in writing before
                             the Annual Meeting that you are revoking your proxy;
                           - Submit another proxy with a later date; or
                           - Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I
RECEIVE MORE THAN ONE
PROXY
CARD? It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your shares.

WHAT CONSTITUTES A
QUORUM? The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Presence may be in person or by proxy. Therefore, you will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

                           Abstentions and broker "non-votes" are counted as "shares present" at the meeting for purposes of determining whether a quorum exists but will not be voted for election of directors or on other proposals. Because abstentions and broker "non-votes" are not treated as shares voted, they would have no impact on proposals 1 and 2.

WHAT VOTE IS REQUIRED IN
ORDER TO APPROVE EACH
PROPOSAL?                  ELECTION OF DIRECTORS: The election of the three
                           Class I nominees requires the affirmative vote of a majority of the shares cast at the Annual Meeting.
                           Persons designated as proxies reserve full discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

                           RATIFICATION OF INDEPENDENT AUDITORS: Ratification of Deloitte & Touche LLP as our independent auditors requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by our Board of Directors.

HOW WILL VOTING ON ANY
OTHER BUSINESS BE
CONDUCTED?                 We do not know of any business or proposals to be
                           considered at our Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and we decide to permit it to be presented at the Annual Meeting, the signed proxies received from our shareholders give the persons voting the proxies the authority to vote on the matter according to their best judgment.

WHO WILL COUNT THE
VOTES? The Bank of New York will act as the inspector of election and will tabulate the votes.

WHO PAYS TO PREPARE,
MAIL
AND SOLICIT THE PROXIES?   We will pay all of the costs of soliciting these
                           proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We have also retained W.F. Doring & Co.,
                           Inc. to solicit proxies on our behalf and will pay them a fee, not to exceed $7,500, for such services.

HOW DO I SUBMIT A
SHAREHOLDER PROPOSAL FOR
NEXT YEAR'S ANNUAL
MEETING? Proposals for inclusion in our 2001 Proxy Statement must be submitted by shareholders and received by us no later than December 14, 2000. In addition, according to our bye-laws, shareholder proposals intended to be presented at the 2001 Annual Meeting must be received by us no later than April 4, 2001 but no earlier than March 7, 2001. All proposals must be submitted in writing and sent to our principal executive offices, located c/o Loral SpaceCom Corporation at 600 Third Avenue, New York, New York 10016, Attention: Secretary. Your proposal must comply with the proxy rules of the Securities and Exchange Commission and the requirements of Bermuda law.

                       PROPOSAL #1: ELECTION OF DIRECTORS

The Company has three classes of directors serving staggered three-year terms, each class consisting of three directors. The terms of the Class I, II and III directors expire on the date of the Annual Meeting in 2000, 2001 and 2002, respectively.

Shareholders will elect three Class I directors at the Annual Meeting. Of the directors named below, Messrs. Howard Gittis, Gershon Kekst and Arthur L. Simon are the nominees to serve as Class I directors. Each director will serve for a period of three years, until their respective successors are duly elected, until a qualified successor director has been elected, or until he resigns or is removed by the Board. ELECTION OF EACH OF THE CLASS I NOMINEES WILL REQUIRE THE AFFIRMATIVE VOTE IN PERSON OR BY PROXY OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

The following are brief biographical sketches for each of our directors and nominees:

        BERNARD L.
          SCHWARTZ
              Age:         74
   Director Since:         1996
            Class:         Class III
          Business         Mr. Schwartz is Chairman of the Board of Directors and Chief
       Experience:         Executive Officer of the Company. In addition, he is
                           Chairman of the Board of Directors and Chief Executive
                           Officer of Globalstar Telecommunications Limited and K&F
                           Industries, Inc. and Chief Executive Officer and Chairman of
                           the General Partners' Committee of Globalstar, L.P. Prior to
                           April 1996, Mr. Schwartz was Chairman of the Board of
                           Directors and Chief Executive Officer of Loral Corporation.
             Other         First Data Corp., Reliance Group Holdings, Inc. and certain
    Directorships:         of its subsidiaries, Loral CyberStar, Inc. and Satelites
                           Mexicanos, S.A. de C.V. Trustee of Mount Sinai -- NYU
                           Medical Center and Health System and Thirteen/WNET
                           Educational Broadcasting Corporation.
     HOWARD GITTIS
              Age:         66
   Director Since:         1996
            Class:         Class I Nominee
          Business         Mr. Gittis is Director, Vice Chairman and Chief
       Experience:         Administrative Officer of MacAndrews & Forbes Holdings Inc.
                           and its various affiliates.
             Other         Golden State Bancorp Inc., Golden State Holdings Inc., Jones
    Directorships:         Apparel Group, Inc., M & F Worldwide Corp., Panavision Inc.,
                           Revlon Consumer Products Corporation, Revlon, Inc., Sunbeam
                           Corporation and U.S. Dermatologics, Inc.
   ROBERT B. HODES
              Age:         74
   Director Since:         1996
            Class:         Class II
          Business         Mr. Hodes is counsel to Willkie Farr & Gallagher, a law firm
       Experience:         in New York, N.Y. and, until 1996, was a partner in and
                           co-chairman of that firm.
             Other         Globalstar Telecommunications Limited, K&F Industries, Inc.,
    Directorships:         LCH Investments N.V., Mueller Industries, Inc., Restructured
                           Capital Holdings, Ltd., R.V.I. Guaranty Ltd. and W.R.
                           Berkley Corporation.

     GERSHON KEKST
              Age:         65
   Director Since:         1996
            Class:         Class I Nominee
          Business         Mr. Kekst is President of Kekst and Company Incorporated,
       Experience:         corporate and financial communications consultants in New
                           York, N.Y.
   CHARLES LAZARUS
              Age:         76
   Director Since:         1996
            Class:         Class II
          Business         Mr. Lazarus is Chairman Emeritus of Toys "R" Us, Inc.
       Experience:

MALVIN A. RUDERMAN
              Age:         73
   Director Since:         1996
            Class:         Class III
          Business         Dr. Ruderman is the Centennial Professor of Physics at
       Experience:         Columbia University in New York, N.Y.
 E. DONALD SHAPIRO
              Age:         68
   Director Since:         1996
            Class:         Class III
          Business         Professor Shapiro has been The Joseph Solomon Distinguished
       Experience:         Professor of Law at New York Law School since 1983 and was previously Dean/ Professor of Law (1973-1983).
             Other         Frequency Electronics, Inc., Kranzco Realty Trust, United
    Directorships:         Industrial Corporation and Vasomedical, Inc.
   ARTHUR L. SIMON
              Age:         68
   Director Since:         1996
            Class:         Class I Nominee
          Business         Mr. Simon is an independent consultant. Previously, he was a
       Experience:         partner at Coopers & Lybrand L.L.P., Certified Public
                           Accountants, from 1968 to 1994.
DANIEL YANKELOVICH
              Age:         75
   Director Since:         1996
            Class:         Class II
          Business         Mr. Yankelovich is Chairman of DYG, Inc., a market, consumer
       Experience:         and opinion research firm in New York, N.Y. He is also
                           Chairman of Leadership Learning Network, Inc., a consulting firm based in San Diego, CA.
             Other         Director Emeritus of Arkla, Inc., CBS, Inc., Meredith
    Directorships:         Corporation and U S West, Inc.

Directors are paid a fixed fee of $25,000 per year. Non-employee directors are also paid $6,000 for personal attendance at each meeting. Audit Committee members are paid $2,000 per year and $1,000 per meeting. Compensation and Stock Option Committee members are paid $500 per year.

On December 16, 1999, Messrs. Gittis, Hodes, Kekst, Lazarus, Ruderman, Shapiro, Simon and Yankelovich each received options to purchase 40,000 shares of our common stock at an exercise price of $16.00 per share.

The Company provides certain life insurance and medical benefits to certain-non-employee directors. For 1999, the cost of the life insurance benefits was $13,565 for Mr. Gittis, $14,553 for Mr. Kekst, $14,223 for Mr. Ruderman, $15,000 for Mr. Shapiro and $14,170 for Mr. Yankelovich, and the cost of life insurance and medical benefits was $33,539 for Mr. Hodes.

The Company has purchased insurance from the Reliance Insurance Company ("Reliance") insuring the Company against obligations it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they might not be indemnified by the Company. The insurance commenced in April 1998 and costs approximately $551,250 for 36 months of coverage. Pursuant to Bermuda law, the Company has entered into indemnity agreements with its directors and executive officers. These indemnity agreements are intended to provide the full indemnity protection authorized by Bermuda law.

                       PROPOSAL #2: INDEPENDENT AUDITORS

Shareholders will act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company. IF THE SHAREHOLDERS, BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AND VOTING AT THE MEETING DO NOT RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, THE APPOINTMENT OF THE INDEPENDENT AUDITORS WILL BE RECONSIDERED BY THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

BACKGROUND

The Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2000. Deloitte & Touche LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries, and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as independent auditors and related activities.

FINANCIAL STATEMENTS AND REPORTS

The financial statements of the Company for the year ended December 31, 1999, and reports of the auditors will be presented at the Annual Meeting. Deloitte & Touche LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

SERVICES

During 1999, Deloitte & Touche LLP provided services consisting of the audit of the annual consolidated financial statements of the Company and certain of its affiliates, consultations with respect to the quarterly financial statements, reports and registration statements filed by the Company and its affiliates with the Securities and Exchange Commission and other pertinent matters. Deloitte & Touche LLP also provided certain consulting services to the Company and its affiliates in 1999.

                 OTHER ACTION AT MEETING AND VOTING OF PROXIES

Management does not know of any matters to come before the Annual Meeting other than those set forth in this Proxy Statement. However, the enclosed proxy confers discretionary authority upon the proxy holders named in the proxy card to vote and act in accordance with their best judgment with regard to any other matters which should come before the meeting or any adjournment thereof.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during 1999. All directors attended at least 75% of the meetings of the Board.

The Board of Directors has standing audit, compensation and stock option and executive committees. The following shows the membership and functions of the various committees:

AUDIT COMMITTEE
                   Members:       Robert B. Hodes, Malvin A. Ruderman, E. Donald Shapiro,
                                  Arthur L. Simon
Number of Meetings in 1999:       4
                 Functions:       Pursuant to its charter, reviews and acts or reports to the
                                  Board of Directors with respect to various auditing and
                                  accounting matters, including the selection of Loral's
                                  independent auditors, the accounting and financial practices and controls of the Company, audit scope and procedures,
                                  audit findings and recommendations, internal audit functions and plans, and financial statement disclosure.

COMPENSATION AND STOCK OPTION COMMITTEE
                   Members:       E. Donald Shapiro, Arthur L. Simon
Number of Meetings in 1999:       1
                 Functions:       Reviews and provides recommendations to the Board of
                                  Directors regarding executive compensation matters and is
                                  responsible for the administration of Loral's Stock Option
                                  Plan.

EXECUTIVE COMMITTEE
                   Members:       Bernard L. Schwartz, Robert B. Hodes, Gershon Kekst
Number of Meetings in 1999:       1
                 Functions:       The Executive Committee, between meetings of the Board of
                                  Directors, exercises all powers and authority of the Board of Directors in the management of Loral's business affairs that may be lawfully delegated.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The goals of the compensation program established by the Compensation and Stock Option Committee (the "Committee") are to align compensation with business objectives and corporate performance and to enable the Company and its subsidiaries (collectively, the "Loral Group") to attract, retain and reward executive officers who contribute to the long-term success of the Loral Group and thereby create value for shareholders. In order to attain these goals, the Committee's compensation policies link compensation to corporate performance.

The principal components of the Committee's compensation program are annual cash compensation consisting of base salary and an annual incentive bonus, as well as long-term incentive compensation using stock options. In determining the amount and form of executive compensation, the Committee has considered the competitive market for senior executives, the executive's role in achieving the business objectives of the Loral Group and the overall performance of the Loral Group. The type and amount of discretionary compensation granted is based upon the subjective judgment of the Committee and Chief Executive Officer ("CEO"), respectively; nevertheless, in the exercise of their discretion, the Committee and CEO consider a number of objective criteria which are discussed below in the context of the components of compensation to which they apply.

The Committee believes that its compensation policies, which have been instrumental in attracting and retaining highly qualified and dedicated personnel, will be an important factor in the growth and success of the Loral Group.

SECTION 162(M) OF THE CODE

The Company's Stock Option Plan, which was adopted by the Company's Board of Directors and approved by the Company's then sole shareholder on March 13, 1996, has been designed to comply with the requirements for "performance-based compensation" under Internal Revenue Code Section 162(m). The Committee, however, does not have a policy precluding the payment of nondeductible compensation.

CEO COMPENSATION

The Company's CEO, Bernard L. Schwartz, is paid pursuant to a long-term employment contract. This contract provides for a minimum annual base salary, to be increased each year by the percentage change in the Consumer Price Index, plus such other annual increases as the Board of Directors or the Committee may grant from time to time. Effective March 1, 1998, the Committee set Mr. Schwartz's annual base salary at $1.6 million in recognition of Mr. Schwartz's leadership in guiding the Loral Group and to bring his compensation in line with that of CEOs of other comparable companies. Effective April 24, 1999, Mr. Schwartz's annual base salary increased to $1,625,800 in accordance with his contractual formula. The Committee sets annual incentive compensation for Mr. Schwartz by assessing a number of factors, including his individual effort, performance and contribution toward achieving the business plan and growth objectives of the Loral Group. The Committee, at Mr. Schwartz's request, has deferred consideration of his bonus payment for 1999.

COMPENSATION FOR OTHER EXECUTIVE OFFICERS

Base salaries for the named executive officers in this Proxy Statement ("NEOs") other than Mr. Schwartz and other executive officers have been set at competitive levels by the CEO in consultation with the Committee, giving due regard to individual performance and time in position. Incentive compensation for NEOs other than Mr. Schwartz and other executive officers is set by the CEO, in consultation with the Committee, based on factors similar to those used for establishing incentive compensation for the CEO. Incentive compensation for corporate officers with line responsibility for division operations is generally tied to performance targets for the businesses under their authority. These performance targets are set as part of the annual budgeting process for the Company and its subsidiaries. Bonus compensation for 1999 has been awarded in accordance with these factors.

LONG-TERM COMPENSATION

It is the Committee's belief that shareholders' interests are best served by encouraging key employees of the Loral Group to develop ownership interests in the Company. To that end, the Committee primarily relies upon fair market value employee stock options granted in accordance with the provisions of the Stock Option Plan. During 1999, 3,799,100 options were granted to employees under the Stock Option Plan, of which 890,000 were granted to NEOs.

The report of the Committee shall not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such acts.

                                    MEMBERS OF THE COMPENSATION AND STOCK OPTION
                                                     COMMITTEE

                                                 E. Donald Shapiro
                                                  Arthur L. Simon

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

None of the members of the Compensation and Stock Option Committee are present or former officers or employees of the Company and its subsidiaries.

                             EXECUTIVE COMPENSATION

The Company has entered into a management agreement with Loral SpaceCom Corporation ("Loral SpaceCom") pursuant to which Loral SpaceCom provides certain services to the Company. In accordance with this agreement, compensation for the NEOs and other executive officers and employees of the Company is paid by Loral SpaceCom. The following table summarizes the compensation paid to the NEOs.

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                          ANNUAL COMPENSATION                  SECURITIES
                                                                             OTHER ANNUAL      UNDERLYING         ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR  SALARY(A)    BONUS(B)   COMPENSATION   STOCK OPTIONS(C)   COMPENSATION(D)
------------------------------------------------------------------------------------------------------------------------------
 Bernard L. Schwartz                           1999  $1,617,786      --          --             300,000           $419,735
 Chairman of the Board                         1998  $1,498,017   $600,000       --             312,500           $463,919
 of Directors and Chief                        1997  $  978,225   $500,000       --             --                $630,479
 Executive Officer
------------------------------------------------------------------------------------------------------------------------------
 Eric J. Zahler                                1999  $  524,038   $600,000       --             150,000           $ 11,076
 President and                                 1998  $  500,000   $350,000       --             125,000           $ 11,076
 Chief Operating Officer(e)                    1997  $  275,000   $350,000       --             --                $ 11,016
------------------------------------------------------------------------------------------------------------------------------
 Michael P. DeBlasio                           1999  $  750,000   $550,000       --             125,000           $ 19,725
 First Senior Vice                             1998  $  750,000   $500,000       --             156,300           $ 19,898
 President                                     1997  $  500,000   $500,000       --             --                $ 21,701
------------------------------------------------------------------------------------------------------------------------------
 Nicholas C. Moren                             1999  $  460,577   $400,000       --             125,000           $ 12,636
 Senior Vice President                         1998  $  450,000   $350,000       --             125,000           $ 12,636
 and Treasurer                                 1997  $  250,000   $350,000       --             --                $ 12,576
------------------------------------------------------------------------------------------------------------------------------
 Richard J. Townsend                           1999  $  362,404   $400,000       --             125,000           $ 11,780
 Senior Vice President and                     1998  $   88,846   $ 50,000       --             116,500           $    240
 Chief Financial Officer                       1997      --          --          --             --                 --
------------------------------------------------------------------------------------------------------------------------------
 Gregory J. Clark                              1999  $1,011,154   $500,000     $182,834(g)       65,000(h)        $154,027
 (Former President and                         1998  $1,053,462   $500,000     $900,184         600,000           $143,063
 Chief Operating Officer)(f)                   1997      --          --          --             --                 --

(a) For 1998 and 1999, amount reflects the actual salary for Dr. Clark earned during the period of employment, not the annual base salary of $1,100,000. For 1998 for Mr. Townsend, amount reflects the actual salary earned during the period of October 1, 1998 to December 31, 1998, not the annual base salary of $350,000.

(b) The Compensation Committee, at Mr. Schwartz's request, has deferred consideration of his bonus payment for 1999.

(c) Does not reflect a grant by Loral to Dr. Clark during 1998 of stock options to acquire 20,000 shares of common stock owned by Loral of Globalstar Telecommunications Limited ("GTL"). These options are exercisable at $12.875 per share, of which 5,000 options are vested and are exercisable through January 2010. Pursuant to Dr. Clark's separation agreement with the Company, vesting on the remaining 15,000 shares was accelerated but such options may be exercised only during the period of January 1, 2004 to December 31, 2007.

   Includes a restricted stock option grant in 1998 to Mr. Townsend to acquire 16,500 shares of Loral common stock at an exercise price of $.01, which vests in one-third increments. Upon exercise, dividends, if any, paid with respect to such restricted stock will be retained by the Company until vesting.

   Does not include grants made in August 1999 by GTL to Messrs. Zahler, DeBlasio, Moren, Townsend and Clark of stock options to acquire 30,000, 30,000, 30,000, 30,000 and 40,000 shares of GTL common stock, respectively, at an exercise price of $24.0625 per share. Also, does not include the June 1999 grant by GTL to Mr. Townsend of stock options to acquire 20,000 shares of GTL common stock at an exercise price of $17.1563 per share or a December 1999 grant by GTL to Mr. Zahler of stock options to acquire 50,000 shares of GTL common stock at an exercise price of $20.7813 per share. These options are exercisable over a five-year period as follows: 25% on each of the second, third, fourth and fifth anniversary from the date of grant.

(d) For 1999, includes annual Board of Directors fee in the amount of $25,000 to Mr. Schwartz and Company matching contributions to the Savings Plan for all of the NEOS in the amount of $5,760 and the value of supplemental life insurance premiums in the amount of $388,975, $5,316, $13,965, $6,876,
    $6,020 and $148,267 for Messrs. Schwartz, Zahler, DeBlasio, Moren, Townsend and Clark, respectively.

(e) Mr. Zahler became President and Chief Operating Officer in February 2000. Prior to that, he was Executive Vice President since November 1999, and Senior Vice President, General Counsel and Secretary since February 1998.

(f) Dr. Clark terminated his employment with Loral effective December 1, 1999.

(g) In 1999, Dr. Clark received relocation expenses of $88,258 and a tax equalization payment on relocation of $94,576.

(h) Under the terms of Dr. Clark's separation agreement with the Company, the option to acquire 65,000 shares granted in 1999 was cancelled on November 1, 1999. Of the options to acquire 600,000 shares granted in 1998, 300,000 of such options which were vested at the time of Dr. Clark's separation remain exercisable through January 2008.

                              OPTION GRANTS TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

                               NUMBER OF     % OF TOTAL
                               SECURITIES     OPTIONS
                               UNDERLYING    GRANTED TO    EXERCISE OR
                                OPTIONS     EMPLOYEES IN   BASE PRICE                         GRANT DATE
             NAME              GRANTED(A)   FISCAL YEAR    (PER SHARE)   EXPIRATION DATE   PRESENT VALUE(B)
 Bernard L. Schwartz            100,000         2.63%       $17.3125       04/26/2009         $  977,500
                                200,000         5.26%       $16.0000       12/16/2009         $1,806,800
 Eric J. Zahler                  50,000         1.32%       $17.3125       04/26/2009         $  488,750
                                100,000         2.63%       $16.0000       12/16/2009         $  903,400
 Michael P. DeBlasio             50,000         1.32%       $17.3125       04/26/2009         $  488,750
                                 75,000         1.97%       $16.0000       12/16/2009         $  677,550
 Nicholas C. Moren               50,000         1.32%       $17.3125       04/26/2009         $  488,750
                                 75,000         1.97%       $16.0000       12/16/2009         $  677,550
 Richard J. Townsend             50,000         1.32%       $17.3125       04/26/2009         $  488,750
                                 75,000         1.97%       $16.0000       12/16/2009         $  677,550
 Gregory J. Clark(c)             65,000         1.71%       $17.3125          --                --

(a) Except with respect to Mr. Schwartz, whose options are exercisable immediately, exercisability vests in twenty percent increments over a five-year period on the first through fifth anniversary of the date of grant.

(b) The Black-Scholes model of option valuation was used to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculation is based on a ten-year option term, a risk-free interest rate assumption of 6.25%, stock price volatility of 30% over a ten-year period and a dividend rate of $0 per share. However, there were no adjustments made for non-transferability or risk of forfeiture. The actual value realized, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the amount estimated by the Black-Scholes model will be realized.

(c) On April 26, 1999, Dr. Clark was granted an option to acquire 65,000 shares of Loral common stock at $17.3125 per share. Under the terms of Dr. Clark's separation agreement with the Company, this stock option grant was cancelled on November 1, 1999.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                             YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT FISCAL
                                                 OPTIONS AT FISCAL YEAR-END              YEAR END(A)
                         NUMBER OF
                          SHARES
                        ACQUIRED ON   REALIZED
         NAME            EXERCISE      VALUE     EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
 Bernard L. Schwartz       --            --       1,812,500        0            $19,613,281          0
 Eric J. Zahler            --            --         325,000       450,000       $ 4,197,813       $4,160,000
 Michael P. DeBlasio       --            --         351,260       570,040       $ 4,487,686       $5,664,183
 Nicholas C. Moren         --            --         325,000       425,000       $ 4,197,813       $3,952,188
 Richard J. Townsend       --            --          36,500       205,000       $   617,241       $1,838,438
 Gregory J. Clark          --            --         300,000        0            $ 3,778,125          0

(a) Market value of underlying securities at year-end, minus the exercise price.

EMPLOYMENT AND OTHER COMPENSATION ARRANGEMENTS

Mr. Schwartz is compensated pursuant to an employment agreement with Loral SpaceCom, which expires on April 5, 2001. This agreement provides for a minimum annual base salary, to be increased each year by the percentage change in a specified consumer price index, plus such other annual increases as the Board of Directors or the Committee may grant from time to time. Effective March 1, 1998, the Committee set Mr. Schwartz's annual base salary at $1.6 million in recognition of Mr. Schwartz's leadership in guiding the Company and to bring his compensation in line with that of CEOs of other comparable companies.

Pursuant to the agreement, if Mr. Schwartz is removed as Chairman of the Board of Directors or as Chief Executive Officer other than for cause, or if his duties, authorities or responsibilities are diminished, or if there is a change of control (as defined to encompass the Company becoming a subsidiary of another company, the acquisition of 35% or more of the voting securities of the Company by a particular stockholder or group, or a change in 35% of the Company's directors at the insistence of the shareholder group), Mr. Schwartz may elect to terminate the agreement. In any such event, or upon his death or disability, Mr. Schwartz will be entitled to receive a lump sum payment discounted at 9% per annum, in an amount equal to his base salary as adjusted for defined Consumer Price Index changes for the remainder of the term, an amount of incentive bonus equal to the highest received by Mr. Schwartz in any of the prior three years, times the number of years (including partial fiscal years) remaining during the term, and an amount calculated to approximate the annual compensation elements reflected in the difference between fair market value and exercise price of stock options granted to Mr. Schwartz. All such sums are further increased to offset any tax due by Mr. Schwartz under the excise tax and related provisions of Section 4999 of the Internal Revenue Code.

Loral SpaceCom has established Supplemental Life Insurance Programs for certain key employees including the NEOs. For Messrs. Schwartz, Zahler, DeBlasio, Moren and Townsend, the Plans are funded with "split-dollar" or "universal" life insurance policies in the face amounts of $20,500,000, $500,000, $1,060,000, $500,000 and $500,000, respectively. In the event of death of the covered executive under the "split-dollar" policies, Loral SpaceCom will be entitled to receive an amount not less than Loral SpaceCom's cumulative contributions. If any of the officers covered under the "split-dollar" program terminates his employment prior to the time that Loral SpaceCom's contributions equal the cash value of the insurance policy, he will be responsible for repayment of the remainder of Loral SpaceCom's contribution to the extent cash becomes available in the policy. Such officers contribute to the payment for this program. Messrs. Schwartz and DeBlasio are covered under the "split-dollar" program.

In connection with Dr. Clark's retirement as President and Chief Operating Officer of the Company as of December 1, 1999, the Company entered into a separation agreement with Dr. Clark providing for the following benefits: (i) eligibility to receive a bonus for fiscal 1999 as determined in the sole discretion of the Company, the amount of which was $500,000; (ii) the continued exercisability of all 300,000 vested Loral stock options through January 20, 2008 at an exercise price of $11.71875 per share and 5,000 vested options to acquire shares of common stock owned by Loral of Globalstar Telecommunications Limited through January 20, 2010 at an exercise price of $12.875 per share;
(iii) immediate vesting of options to acquire 15,000 shares of common stock owned by Loral of Globalstar Telecommunications Limited at an exercise price of $12.875 per share, which options may be exercised in the period starting January 1, 2004 to and including December 31, 2007; (iv) immediate vesting of options to acquire 40,000 shares of common stock of Globalstar Telecommunications Limited at an exercise price of $24.0625 per share, which options may be exercised in the period starting January 1, 2004 to and including December 31, 2007; (v) continued medical, prescription, dental, long-term disability and accidental death insurance coverage through November 30, 2001; and (vi) maintenance of Dr. Clark's $7,000,000 split dollar life insurance policy through July 31, 2000. In addition, the Company entered into a two-year consulting agreement with Dr. Clark pursuant to which Dr. Clark would provide consulting services to the Company as requested for quarterly payments of $137,500.

PENSION PLAN

Loral SpaceCom has adopted a defined benefit pension plan and trust (the "Pension Plan") that is qualified under Section 401(a) of the Code. The Pension Plan provides retirement benefits for eligible employees of Loral SpaceCom and Loral SpaceCom's operating affiliates, including executive officers. The benefit formula for the period ending December 31, 1996 will generally provide an annual benefit equal to the greater of (A) or (B), where (A) equals (i) 1.2% of compensation up to the Social Security Wage Base and 1.45% of compensation in excess of the Social Security Wage Base for each year prior to the calendar year in which a participant completes 15 years of employment, plus (ii) 1.5% of compensation up to the Social Security Wage Base and 1.75% of compensation in excess of the Social Security Wage Base for the calendar year in which the participant has completed 15 years of employment and for each year thereafter; and (B) equals (i) 1.2% of average annual compensation paid during 1992-1996 up to the 1996 Social Security Wage Base and 1.45% of average annual compensation paid during 1992-1996 in excess of the 1996 Social Security Wage Base for each year prior to the calendar year in which a participant completes 15 years of employment, plus (ii) 1.5% of average annual compensation paid during 1992-1996 up to the 1996 Social Security Wage Base and 1.75% of average annual compensation paid during 1992-1996 in excess of the 1996 Social Security Wage Base for the calendar year in which the participant has completed 15 years of employment and for each year thereafter. The benefit for periods subsequent to December 31, 1996 will be based on (A) above. Executive officers also participate in a supplemental executive retirement plan (the "SERP") which provides supplemental retirement benefits due to certain reductions in retirement benefits under the Pension Plan that are caused by various limitations imposed by the Internal Revenue Code. Compensation used in determining benefits under the Pension Plan and SERP includes salary and bonus.

Effective April 1, 1997, under the minimum distribution rules prescribed by the Code, Mr. Schwartz began receiving an annual benefit under the Pension Plan and SERP of $2,165,700, determined on a joint and 50% survivor basis. The estimated annual benefit under the Pension Plan and SERP is $291,000 for Mr. Zahler, $518,000 for Mr. DeBlasio, $223,000 for Mr. Moren and $97,000 for Mr. Townsend. Dr. Clark will not be entitled to any benefit under the Pension Plan. This projected benefit has been computed assuming that (i) employment with Loral SpaceCom will be continued until normal retirement, (ii) current levels of creditable compensation and the Social Security Wage Base will continue without increases or adjustments throughout the remainder of the computation period and
(iii) payments will be made on a life annuity basis.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 1999 all reports for our executive officers and directors and the beneficial owners of more than 10% of our common stock that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except: (1) one report was not timely filed by Gershon Kekst to report sales of common stock and (2) one report was not timely filed by Stephen L. Jackson to report a gift of common stock.

                             COMMON STOCK OWNERSHIP

The following table shows, based upon filings made with the Company, certain information concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of our common stock because they possessed or shared voting or investing power with respect to the shares of our common stock:

                                                              AMOUNT AND NATURE OF    PERCENT OF
                      NAME AND ADDRESS                        BENEFICIAL OWNERSHIP     CLASS(1)
 Lockheed Martin Investments Inc.                                  45,896,978(2)         15.5%
 6801 Rockledge Drive
 Bethesda, Maryland 20817
 AXA Financial, Inc.                                               26,809,904(3)          9.1%
 (formerly known as The Equitable Companies Incorporated)
 1290 Avenue of the Americas
 New York, New York 10104

(1) Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the number of shares of our common stock outstanding as of March 31, 2000.

(2) In February 2000, Loral and Lockheed Martin Corporation filed certain notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Lockheed Martin's plan to convert its 45,896,978 shares of Loral's Series A Convertible Preferred Stock into an equal number of shares of Loral common stock. The waiting period expired on March 5, 2000 and, on March 31, 2000, Lockheed Martin converted all of the Series A Convertible Preferred Stock to common stock.

(3) A Schedule 13G filed by AXA Financial Inc. and certain of its affiliated persons ("AXA") with the Securities and Exchange Commission on February 14, 2000 reported that, as of December 31, 1999, AXA beneficially owned 26,809,904 shares of our common stock. Of such shares, AXA reported sole voting power over 1,574,041 shares, shared voting power over 24,848,773 shares, sole investment power over 26,670,364 shares and shared investment power over 84,139 shares.

The following table presents the number of shares of our common stock beneficially owned by the directors and nominees, the NEOs and all directors, nominees, NEOs and all other executive officers as a group as of March 31, 2000 (except as otherwise indicated). Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                                 AMOUNT AND NATURE OF      PERCENT OF
                     NAME OF INDIVIDUAL                       BENEFICIAL OWNERSHIP(1)(2)     CLASS
 Bernard L. Schwartz                                                  4,751,628(3)            1.6%
 Gregory J. Clark                                                       300,579(4)              *
 Michael P. DeBlasio                                                    635,037(5)              *
 Howard Gittis                                                           17,260(6)              *
 Robert B. Hodes                                                         31,260(6)              *
 Gershon Kekst                                                           31,260(6)              *
 Charles Lazarus                                                         31,260(6)              *
 Nicholas C. Moren                                                      538,024(7)              *
 Malvin A. Ruderman                                                      43,260(6)              *
 E. Donald Shapiro                                                       41,260(8)              *
 Arthur L. Simon                                                         21,260(9)              *
 Richard J. Townsend                                                     47,140(10)             *
 Daniel Yankelovich                                                      46,260(6)              *
 Eric J. Zahler                                                         547,597(11)             *
 ALL DIRECTORS, NOMINEES, NEOS AND OTHER EXECUTIVE OFFICERS
   AS A GROUP (27 PERSONS)                                            8,058,764(12)           2.7%

  *  Represents holdings of less than one percent.

 (1) Includes shares which, as of March 31, 2000, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth) and shares held for the benefit of named executive directors as of March 31, 2000 in the Loral Savings Plan (the "Savings Plan).

 (2) Except as noted, all shares are owned directly with sole investment and voting power.

 (3) Includes 160,000 shares held by Mr. Schwartz's wife, 1,812,500 shares exercisable under the Stock Option Plan and 870 shares held in the Savings Plan.

 (4) The information for Dr. Clark is as of December 31, 1999. Includes 300,000 shares exercisable under the Stock Option Plan and 579 shares held in the Savings Plan.

 (5) Includes 546,260 shares exercisable under the Stock Option Plan and 8,777 shares held in the Savings Plan.

 (6) Includes 11,260 shares exercisable under the Stock Option Plan.

 (7) Includes 455,000 shares exercisable under the Stock Option Plan and 2,624 shares held in the Savings Plan.

 (8) Includes 3,000 shares owned by Mr. Shapiro's wife and 11,260 shares exercisable under the Stock Option Plan.

 (9) Includes 5,750 shares held in Mr. Simon's IRA account, 250 in his wife's IRA account and 11,260 shares exercisable under the Stock Option Plan.

(10) Includes 30,000 shares exercisable under the Stock Option Plan, 640 shares held in the Savings Plan and 16,500 shares under a restricted stock option grant.

(11) Includes 455,000 shares exercisable under the Stock Option Plan and 11,397 shares held in the Savings Plan.

(12) Includes 4,484,508 shares exercisable under the Stock Option Plan, 60,335 shares held in the Savings Plan and 16,500 shares under a restricted stock option grant.

                            STOCK PERFORMANCE GRAPH

The graph below compares the monthly change in cumulative total return of the Company's common stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and SATIN, the Barclays Satellite & Space Index, from January 8, 1996 through March 15, 2000, assuming an investment of $100 in the Company's common stock and each index. On January 7, 1996, Loral Corporation entered into a Merger Agreement with Lockheed Martin pursuant to which Loral Corporation agreed to merge (the "Merger") with a subsidiary of Lockheed Martin Corporation and Loral Corporation stockholders would receive in the merger $38 in cash and one share of common stock of the Company (the "Distribution"). "When issued" trading in the Company's common stock commenced on April 15, 1996, and the Distribution and Merger were completed on April 23, 1996. The share price for the Company's common stock in the graph below for the period from January 8, 1996, the day after the announcement of the Merger, through April 15, 1996, the day on which "when issued" trading commenced, represents the value of a share of common stock of the Company inherent in the value of the common stock of Loral Corporation as represented by the share price of Loral Corporation common stock for each period less $38, the fixed portion of the merger consideration.

The graph below shall not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                          LORAL                       SATIN                      S&P 500
                                                          -----                       -----                      -------
08-Jan-96                                                100.00                      100.00                      100.00
30-Jun-96                                                212.00                      115.00                      109.00
31-Dec-96                                                283.00                      110.00                      120.00
30-Jun-97                                                231.00                      107.00                      143.00
31-Dec-97                                                330.00                      116.00                      157.00
30-Jun-98                                                435.00                      132.00                      183.00
31-Dec-98                                                274.00                      128.00                      199.00
30-Jun-99                                                277.00                      205.00                      222.00
31-Dec-99                                                374.00                      550.00                      238.00
15-Mar-00                                                178.00                      729.00                      225.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2000, Loral and Lockheed Martin entered into an agreement pursuant to which Lockheed Martin agreed that it will not sell any of the Company's Series A Convertible Preferred Stock or the Loral common stock into which such preferred stock is convertible before May 19, 2000. Loral has in turn agreed to use its best efforts to cause a registration statement relating to the common stock issuable upon conversion of the Series A Convertible Preferred Stock to be effective on or before May 19, 2000 and to maintain its effectiveness for at least twelve months thereafter. Loral has also agreed that it will refrain from selling equity securities in the public markets for its own account until the sixth month anniversary of the effective date of such registration statement. In March 2000, Loral and Lockheed Martin entered into an amended shareholders agreement which, among other things, formalized the arrangements described above. On March 31, 2000, Lockheed Martin converted all of the Series A Convertible Preferred Stock to common stock.

In connection with contract performance, Loral subsidiaries provided services to and acquired services from Lockheed Martin for the year ended December 31, 1999. For 1999, revenues for services sold were $399,000, the cost of services purchased was $151,053,000, and such subsidiaries' net payable to Lockheed Martin at December 31, 1999 was $59,580,000.

Globalstar has entered into an agreement with a subsidiary of Lockheed Martin for the development and delivery of two satellite operations control centers and 33 telemetry and command units for the Globalstar system. The fixed contract price is approximately $37.8 million and is substantially complete as of December 31, 1999. Globalstar owns all intellectual property produced under this contract.

Globalstar currently leases approximately 159,200 square feet of office space from Lockheed Martin at a cost of approximately $300,000 per month. The lease with respect to 106,200 square feet expires in December 2008 (with an option to extend for two additional five-year periods). The second lease expires in January 2001 (with an option to extend for an additional year).

On December 15, 1995, Globalstar entered into a credit agreement providing for a $250 million credit facility. Following the consummation of the merger between Loral Corporation and a subsidiary of Lockheed Martin, Lockheed Martin guaranteed $206.3 million of Globalstar's obligation under the credit agreement, and Space Systems/Loral, Inc., a Loral subsidiary, and certain other Globalstar strategic partners guaranteed $11.7 million and $32 million, respectively, of Globalstar's obligation. In addition, Loral has agreed to indemnify Lockheed Martin for liability in excess of $150 million under Lockheed Martin's guarantee.

In January 1999, Loral purchased $150 million face amount of convertible preferred stock of Globalstar Telecommunications Limited at a total purchase price of approximately $145.9 million. The purchase price paid by Loral was the same as the price offered by Globalstar Telecommunications Limited to the initial purchasers of the offering.

Bernard L. Schwartz, Chairman and CEO of the Company, is a 50% owner of K&F Industries, Inc. ("K&F"). Prior to a recapitalization of K&F in 1997, the Company was a 22.5% owner of K&F and, pursuant to its management agreement with the Company, Loral SpaceCom had from time to time granted options to purchase shares of the Company's common stock to employees of K&F. K&F reimburses Loral SpaceCom for the interest cost on the funds it would have had to pay to Loral SpaceCom had it purchased the Loral shares underlying the options granted at the applicable exercise prices.

Robert B. Hodes, a Director and a member of the Audit and Executive Committees, is counsel to the law firm of Willkie Farr & Gallagher, which acts as general counsel to the Company.

For the year ended December 31, 1999, the Company paid fees and disbursements in the amount of approximately $350,000 for corporate communications consultations to Kekst and Company Incorporated, of which company Gershon Kekst, a Director and member of the Executive Committee, is President and the principal stockholder. Kekst and Company continues to render such services to the Company.

                        LORAL SPACE & COMMUNICATIONS LTD.
              PROXY - ANNUAL MEETING OF SHAREHOLDERS, MAY 16, 2000

BERNARD L. SCHWARTZ, ERIC J. ZAHLER and ROBERT B. HODES, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Shareholders of LORAL SPACE & COMMUNICATIONS LTD., to be held in the Grand Salon, The Essex House, 160 Central Park South, New York, New York, at 1:30 P.M., on Tuesday, May 16, 2000 and at all adjournments thereof.

The Board of Directors Recommends a Vote FOR the Following Proposals:

1. ELECTION OF THREE CLASS I DIRECTORS - Nominees: Class I: H. Gittis, G. Kekst, A. Simon

      / /  VOTE FOR all nominees listed below

      / /  WITHHOLD AUTHORITY to vote for all nominees listed below

      / /  EXCEPTIONS *

   ( Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


   *Exceptions:_________________________________________________________________

2. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000.


       FOR  / /              AGAINST  / /              ABSTAIN  / /


3. In their discretion, upon such other matters as may properly come before the meeting.

       FOR  / /              AGAINST  / /              ABSTAIN  / /


                           (Continued on reverse side)

                                     PROXY


                           (Continued from other side)

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED HEREON AND FOR PROPOSALS 2 AND 3.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        The undersigned hereby acknowledges
                                        receipt of the Notice of Annual Meeting
                                        and accompanying Proxy Statement.


                                        Dated:___________________________, 2000


                                              __________________________________


                                              __________________________________
                                                  (Signature of Shareholder)

                                        (Please sign exactly as name or names
                                        appear hereon. When signing as an
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.)


                   PLEASE MARK, SIGN, DATE AND RETURN THIS
                         PROXY IN THE ENVELOPE PROVIDED.